Exhibit 21
Subsidiaries of KEMPER CORPORATION

 Subsidiaries of Kemper Corporation, with their states of incorporation in parentheses, are as follows:

1. Alliance United Group, LLC (California)
2. Alliance United Insurance Company (California)
3. Alliance United Insurance Services, LLC (California)
4. Alpha Property & Casualty Insurance Company (Wisconsin)
5. Capitol County Mutual Fire Insurance Company (Texas)*
6. Charter Indemnity Company (Texas)
7. Direct Response Corporation (Delaware)
8. Family Security Funerals Company (Texas)
9. Financial Indemnity Company (Illinois)
10. KAHG LLC (Illinois)
11. Kemper Corporate Services, Inc. (Illinois)
12. Kemper Direct General Agency, Inc. (Texas)
13. Kemper Financial Indemnity Company (Illinois)
14. Kemper General Agency, Inc. (Texas)
15. Kemper Independence Insurance Company (Illinois)
16. Merastar Industries LLC (Delaware)
17. Merastar Insurance Company (Illinois)
18. Mutual Savings Fire Insurance Company (Alabama)
19. Mutual Savings Life Insurance Company (Alabama)
20. NCM Management Corporation (Delaware)
21. Old Reliable Casualty Company (Missouri)*
22. The Reliable Life Insurance Company (Missouri)
23. Reserve National Insurance Company (Oklahoma)
24. Response Insurance Company (Illinois)
25. Response Worldwide Direct Auto Insurance Company (Illinois)
26. Response Worldwide Insurance Company (Illinois)
27. Security One Agency LLC (Illinois)
28. Trinity Universal Insurance Company (Texas)
29. Union National Fire Insurance Company (Louisiana)
30. Union National Life Insurance Company (Louisiana)
31. United Casualty Insurance Company of America (Illinois)
32. United Insurance Company of America (Illinois)
33. Unitrin Advantage Insurance Company (New York)
34. Unitrin Auto and Home Insurance Company (New York)
35. Unitrin County Mutual Insurance Company (Texas)*
36. Unitrin Direct Insurance Company (Illinois)
37. Unitrin Direct Property & Casualty Company (Illinois)
38. Unitrin Preferred Insurance Company (New York)
39. Unitrin Safeguard Insurance Company (Wisconsin)
40. Valley Property & Casualty Insurance Company (Oregon)
41. Warner Insurance Company (Illinois)

* May be deemed to be an affiliate pursuant to Rule 1-02 of SEC Regulation S-X.